Exhibit 10(ii)

AMENDMENT NUMBER TEN TO

NORTHERN TRUST EMPLOYEE STOCK OWNERSHIP PLAN

(As Amended and Restated Effective January 1, 2002)

WHEREAS, The Northern Trust Company (the “Company”) maintains the Northern Trust Employee Stock Ownership Plan, As Amended and Restated Effective January 1, 2002, (the “Plan”); and

WHEREAS, amendment of the Plan is now considered desirable;

NOW, THEREFORE, by virtue and in exercise of the amending power reserved to the Company under Section 13.1 of the Plan, and pursuant to the authority delegated to the undersigned officer by resolutions of the Board of Directors of the Company dated February 17, 2004, the Plan is hereby amended effective as of March 29, 2004 as follows:

1.	To add the following immediately after the last sentence of section 2.1(i) of the Plan:

“Where appropriate, the term ‘Committee’ shall also mean any applicable subcommittee or duly authorized delegate of the Committee. Such duly authorized delegate may be an individual or an organization within the Company or the Committee, or may be an unrelated third party individual or organization.”

2.	To add the following immediately after the last sentence of the first paragraph of section 2.1(m) of the plan:

“Base salary also includes any amounts paid to a Participant under any short-term disability benefit plan of the Company or a Participating Employer.”

3.	To delete the second and third sentences of section 4.1 of the Plan in their entirety and to substitute the following therefor:

“Additional Employer Contributions under the Plan may be paid in an amount up to 3% of each Participant’s Compensation for such Plan Year if certain corporate performance goals established by the Compensation and Benefits Committee of the Board of Directors (or by the Board of Directors if the Compensation and Benefits Committee is unavailable or unable to act for any reason) with respect to this Plan, are met. The Compensation and Benefits Committee of the Board of Directors (or the Board of Directors if the Compensation and Benefits Committee is unavailable or unable to act for any reason) has the sole discretion to establish and change such performance goals on an annual basis and to determine whether such goals have been met.”

4.	To delete the first sentence of section 4.2 of the Plan in its entirety and to substitute the following therefor:

“Employer Contributions may be paid to the Trust in cash or in shares of Company Stock, as determined by the Compensation and Benefits Committee of the Board of Directors (or by the Board of Directors if the Compensation and Benefits Committee is unavailable or unable to act for any reason).”

5.	To delete the first sentence of section 9.5 of the Plan in its entirety and to substitute the following therefor:

“If a Member has no vested interest in his or her Account balance when his or her employment with the Company and all Affiliates terminates, such Member will be treated as having received a Deemed Cashout of the Member’s Account balance as of the last day of the month in which the Member’s employment terminated and the Member’s Account balance will be treated as a Forfeiture on such date.”

6.	To insert the following immediately after the phrase “section 9.1, 9.2 or 9.3” in section 9.7(b)(1) of the Plan:

“, or who is described in section 9.4 and would be entitled to an allocation under section 7.1 at the next Anniversary Date,”

7.	To delete section 13.1 of the Plan in its entirety and to substitute the following therefor:

“13.1 Amendment

The Company reserves the right at any time and from time to time either retroactively or prospectively:

(a)	to make material amendments to the Plan (including any extraordinary amendment related to an acquisition or divestiture by the Company, a Participating Employer or other Affiliate), by action of the Compensation and Benefits Committee of the Board of Directors (or by action of the Board of Directors, if the Compensation and Benefits Committee is unavailable or unable to act for any reason);

(b)	to make (i) non-material or administrative amendments to the Plan (including any amendment pursuant to guidelines established by the Compensation and Benefits Committee of the Board of Directors related to an acquisition or divestiture by the Company, a Participating Employer or other Affiliate) or (ii) any amendment to the Plan deemed required, authorized or desirable under applicable statutes, regulations or rulings, by action of either the Chairman and Chief Executive Officer of the Company or the Executive Vice President and Human Resources Department Head of the Company (or either of their duly-authorized designees);

provided, however, that no amendment under (a) or (b) above shall authorize or permit any part of the corpus or income of the Trust to be used for, or diverted to, purposes other than for the exclusive benefit of the Members and their Beneficiaries, or to deprive any of them of any funds then held for his or her Account.”

8.	To delete the first sentence of section 13.2 of the Plan in its entirety and to substitute the following therefor:

“The Company reserves the right at any time and from time to time to terminate the Plan in whole or in part as of any Valuation Date by action of the Compensation and Benefits Committee of the Board of Directors (or by action of the Board of Directors, if the Compensation and Benefits Committee is unavailable or unable to act for any reason).”

9.	To delete section 13.3(b) of the Plan in its entirety and to substitute the following therefor:

“(b)	resolutions of the Compensation and Benefits Committee of the Board of Directors (or of the Board of Directors, if the Compensation and Benefits Committee is unavailable or unable to act for any reason) or of any new or successor employer of the affected Members shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Members, its resolutions shall include an assumption of liabilities with respect to such Members’ inclusion in the new employer’s plan; and”

10.	To delete the last sentence of Section 13.3 of the Plan in its entirety and to substitute the following therefor:

“In the event a portion of the business of the Company or any Affiliate is sold or discontinued, the Compensation and Benefits Committee of the Board of Directors (or the Board of Directors, if the Compensation and Benefits Committee is unavailable or unable to act for any reason) in its discretion may direct that all Members who are employed by the new owner of that portion of the business shall become fully vested in their Unvested Portion.”

11.	To delete the first, second, third and fourth sentences of Section 14.1 of the Plan in their entirety and to substitute the following therefor:

“Any Affiliate which desires to become a Participating Employer under the Plan may elect, with the consent of the Compensation and Benefits Committee of the Board of Directors (or of the Board of Directors if the Compensation and Benefits Committee is unavailable or unable to act for any reason), to become a party to the Plan and the related Trust by adopting the Plan for the benefit of its eligible Employees, effective as of the date specified in such adoption. The adoption resolution or decision may contain such specific changes and variations in Plan or Trust terms and provisions applicable to such Participating Employer and its Employees as may be acceptable to the Compensation and Benefits Committee of the Board of Directors (or to the Board of Directors if the Compensation and Benefits Committee is unavailable or unable to act for any reason) and the Trustee. However, the sole, exclusive right of any other amendment of whatever kind or extent to the Plan is reserved in accordance with Section 13.1 of the Plan. Specific changes and variations in the Plan or Thrift Trust terms and provisions as adopted by the Participating Employer in its adoption resolution may be made in accordance with Section 13.1 of the Plan without the consent of such Participating Employer.”

12.	To delete the first sentence of Section 14.2 of the Plan in its entirety and to substitute the following therefor:

“Any Participating Employer may withdraw from the Plan and Trust after giving notice to the Compensation and Benefits Committee of the Board of Directors (or to the Board of Directors if the Compensation and Benefits Committee is unavailable or unable to act for any reason), provided the Compensation and Benefits Committee of the Board of Directors (or the Board of Directors if the Compensation and Benefits Committee is unavailable or unable to act for any reason) consents to such withdrawal.”

13.	To delete paragraph (ii) in the third paragraph of section 16.1 of the Plan and to substitute the following therefor:

“(ii) subject to section 9.9, to defer distribution of such interest in accordance with section 9.7(b).”

14.	To add the following as new section 16.12 of the Plan:

“16.12 Electronic or Telephonic Notices

Any election, notice, direction or other such action required or permitted to be made in writing under the Plan may also be made electronically, telephonically or otherwise, to the extent then permitted by applicable law and the administrative rules prescribed by the Committee.”

IN WITNESS WHEREOF, the Company has caused this amendment to be executed on its behalf this 29th of March, 2004 effective such 29th of March, 2004.

THE NORTHERN TRUST COMPANY

By:	/s/ Martin J. Joyce, Jr.
Name:	Martin J. Joyce, Jr.
Title:	Senior Vice President